UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 14, 2005

SMALL WORLD KIDS, INC.

(Exact Name Of Registrant Specified In Charter)

NEVADA	333-68532	86-0678911
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer
Identification No.)

5711 Buckingham Parkway, Culver City, CA 90230

(Address Of Principal Executive Offices) (Zip Code)

(310) 645-9680

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

On October 14, 2005, Small World Kids, Inc. (the “Registrant”) completed a ten for one (10:1) reverse stock split (“Reverse Stock Split”) of its outstanding common stock.  In connection with the Reverse Stock Split, the Registrant did not issue any fractional shares and any fractional shares were rounded down to the next full share.  As a result of the Reverse Stock Split, there are approximately 5,400,000 shares outstanding. . The Reverse Stock Split did not reduce the number of authorized shares of common stock, which is 100,000,000 shares, alter the par value of the common stock, which is $0.001 per share, or modify any voting rights or other terms of the common stock.

As a result of the Reverse Stock Split, the conversion price and/or the number shares issuable of conversion of the Registrant’s outstanding Series A Convertible Preferred stock, 10% Convertible Debentures and related warrants, the warrants related to the Notes, issued to St. Cloud Capital Partners, L.P., the warrants related to the Notes issued to various investors which included Debra Fine, the Company’s President and Chief Executive Officer, the warrants related to the Notes issued to Strome, and the warrants issued to Cambria Capital LLC, may each be proportionally adjusted pursuant to the respective terms thereof.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective October 14, 2005, the Registrant amended the Articles of Incorporation to effect the Reverse Stock Split.

Item 8.01 Other Events

As a result of the reverse stock split, our trading symbol changed. The new trading symbol of our common stock on the over-the-counter Bulletin Board is SMWK.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMALL WORLD KIDS, INC.

Date: October 14, 2005	By:	/s/ Robert Rankin
Name: Robert Rankin
Title: Chief Financial Officer